Exhibit 99.2

QualTek to Strengthen Financial Position and Drive Long-Term Growth Through Consensual Financial Restructuring

Continues to Operate Business as Usual and Serve Customers Across Business Segments

Restructuring Transactions to Reduce Debt by $307 million and Provide $40 million of New Liquidity to Execute Business Plan

Company Anticipates Plan of Reorganization Support from at least 85% of Secured Debt Holders and 80% of Convertible Noteholders

BLUE BELL, Pa.—May 24, 2023 – QualTek Services Inc. (NASDAQ: QTEK) (the “Company” or “QualTek”), a leading infrastructure services provider, today announced a restructuring transaction that will position it to achieve long-term success in the telecom, renewables, and recovery logistics sectors. The restructuring transaction reduces the Company’s debt by approximately $307 million and provides $40 million of additional liquidity, substantially improving the Company’s balance sheet and financial position.

To facilitate the financial restructuring, the Company and certain of its subsidiaries have filed voluntarily petitions for Chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas. QualTek expects significant support of its lenders through this process, including at least 85% of the Company’s secured debt holders and approximately 80% of its convertible noteholders. The Company will be filing a Restructuring Support Agreement and (“RSA”) and Plan of Reorganization (“Plan”), which contemplates that, upon emergence from Chapter 11, there will be new ownership comprised of the Company’s existing lenders and an option for management to participate in an equity incentive program.

“For more than a decade, QualTek has provided critical services across the U.S. telecommunications and utilities industries,” said QualTek’s Chief Executive Officer Scott Hisey. “The transactions announced today will position our company to continue providing best-in-class service to our customers, remain a dedicated employer of our military veterans, and build on our industry-respected track record. We are entering this process with the overwhelming support of our lenders and customers, which we expect will enable us to move through this process quickly and without disruption. With the continued dedication of our employees and partners, we plan to emerge stronger and ready to build for the future."

The RSA provides a better roadmap for QualTek to emerge swiftly from Chapter 11 with a strong balance sheet and positioned to invest in growth. Under the terms of the RSA, the Company contemplates a $65 million debtor-in-possession term loan financing facility (“DIP Facility”), which will include a new money funding of $40 million. Upon approval by the Court, the DIP Facility will provide the Company with the stability and liquidity needed to continue operations in the ordinary course of business and pay vendors during the reorganization. Management continues to lead the business, roles and responsibilities across the team remain the same, and operations across the Company are expected to continue as usual.

Additional Information about the Financial Restructuring

QualTek is filing customary “First Day Motions” with the Court to facilitate a smooth transition into Chapter 11. These motions, which the Company expects to be approved in short order, include requests to pay wages and benefits, pay trade vendors, and ensure the continuation of business operations without interruption. The Company will continue servicing its existing customers, vendors, partners, and other stakeholders in the ordinary course of business.

Additional information about the Company’s financial restructuring is available on the website of its claims agent, Epiq, at https://dm.epiq11.com/QualTek. With questions, stakeholders can contact Epiq at (877) 609-4009 Toll Free or +1 (503) 447-4703 from outside the U.S. or Canada, or by emailing QualTek@epiqglobal.com.

Advisors

Kirkland & Ellis LLP and Jackson Walker LLP are serving as legal counsel, Jefferies is serving as investment banker, and Alvarez & Marsal is serving as financial advisor to the Company. The Company has retained C Street Advisory Group to serve as the strategy and communications advisor.

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization and renewable energy sectors across North America. QualTek has a national footprint with more than 65 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company reports within two operating segments: Telecommunications, and Renewables and Recovery and has already become a leader in providing disaster recovery logistics and services for electric utilities. For more information, please visit https://www.qualtekservices.com.

Forward Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the Company’s ability to successfully consummate the Restructuring and emerge from cases commenced under chapter 11 of the Bankruptcy Code, the potential adverse effects of the Chapter 11 Cases on our liquidity, and results of operations and the Company’s ability to obtain confirmation of the Plan under the Chapter 11 Cases. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” and other similar words and expressions (or the negative versions of such words and expressions), but the absence of these words does not mean that a statement is not forward-looking.

These forward looking statements are subject to risks, uncertainties and other factors, many of which are outside of QualTek's control, that could cause actual results or outcomes to differ materially from the results or outcomes discussed in the forward looking statements, including, without limitation, statements regarding: the ability of QualTek to reach an agreement with its lenders and noteholders on a recapitalization plan for QualTek or the ability of QualTek to enter into a restructuring support agreement with its lenders and noteholders; the effects of any agreement or restructuring support agreement between QualTek and its lenders and noteholders, including QualTek’s ability to reduce its debt, strengthen its balance sheet and facilitate an infusion of new capital; the effect of the bankruptcy process under chapter 11 of the United States Bankruptcy Code (the “Chapter 11 process”) on the implementation of any restructuring transactions pursuant to a restructuring support agreement (the “Restructuring Transactions”) and the interests of various constituents, including the holders of our ordinary shares; the length of time and the ability to complete a financial restructuring (the “Restructuring”), including a restructuring of our existing debt, existing equity interests, and certain other obligations; QualTek’s ability to continue as a going concern; the ability of QualTek to continue to operate in the ordinary course of business while the Restructuring and Chapter 11 process are pending and without disruptions to relationships with suppliers, customers, employees and other third parties and regulatory authorities; potential adverse effects of the Restructuring and Chapter 11 process on QualTek’s liquidity, results of operations or business prospectus; the availability of sufficient liquidity or operating capital during the pendency of the Chapter 11 process; QualTek’s expected position and ability to improve long-term capital structure and address its debt service obligations following the completion of the Restructuring and Chapter 11 process; QualTek’s ability to maintain the listing of its ordinary shares on the NASDAQ or another stock exchange during or following the Chapter 11 process; QualTek’s ability to obtain timely approval by the bankruptcy court with respect to the motions filed in connection with the Chapter 11 process; the risks associated with third party motions during the Chapter 11 process and objections to QualTek’s Restructuring or other pleadings filed that could protract the Chapter 11 process or prevent the consummation of the Restructuring Transactions or an alternative Restructuring; the volatility in the price of our ordinary shares, including as a result of the Restructuring Transactions or the Chapter 11 process; increased administrative and legal costs related to the Restructuring Transactions and the Chapter 11 process; litigation and inherent risks involved in a Restructuring or bankruptcy process our potential need to continue to engage with shareholders and debtholders with respect to our capital structure and the Restructuring Transactions; our potential need to seek additional strategic alternatives, including by raising additional equity capital or debt, by reducing or delaying our business activities, by initiating reductions in force, by selling assets, by Restructuring, refinancing, purchasing, repaying or otherwise retiring our outstanding debt; our ability to remain compliant with all covenants in our existing and new debt; employee attrition and QualTek’s ability to retain senior management and other key personnel due to the distractions and uncertainties in connection with the Restructuring Transactions; QualTek’s ability to comply with the restrictions imposed by the terms and conditions of any new money financing arrangements; the volatile global economic conditions and a downturn in the worldwide economy due to inflation, geopolitics, changes in raw material and energy prices; interruptions in raw materials and energy supply; economic and other impacts from the military conflict in Ukraine and the economic sanctions imposed due to the conflict; the impacts of global health crises and the measures put in place by governments in response; our ability to maintain sufficient working capital; the costs associated with site closures; the execution, impact or timing of our cost reduction programs and initiatives and risks related to local law requirements in various jurisdictions; industry production capacity and operating rates; the supply demand balance for our products and that of competing products; pricing pressures; technological developments; legal claims by or against us; changes in government regulations; the impacts of increasing climate change regulations; geopolitical events; cyberattacks; and public health crises.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, QualTek does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for QualTek to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements and uncertainties described from time to time in the documents that QualTek files with the SEC, including QualTek 's Annual Report on Form 10-K for the year ended December 31, 2022. The risk factors and other factors noted therein could cause results, outcomes, expectations, and projections to differ materially from those contained in any forward-looking statement.

Media & Investor Relations

C Street Advisory Group

QualTek@thecstreet.com